Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NEW YORK

ALEX SCHINDLER and JOHN SHIELDS,	Index No. 657497/2019
Derivatively on Behalf of WW
INTERNATIONAL, INC.,	Commercial Division
Jennifer Schecter, J.S.C
Part 54
Plaintiffs,

v.

MINDY F. GROSSMAN, NICHOLAS P.	NOTICE OF PENDENCY AND
HOTCHKIN, MICHAEL F. COLOSI,	PROPOSED SETTLEMENT OF
RAYMOND DEBBANE, JONAS F.	SHAREHOLDER DERIVATIVE
FAJGENBAUM, CHRISTOPHER J.	ACTIONS AND OF SETTLEMENT
SOBECKI, STEVEN M. ALTSCHULER,	HEARING
DENIS F. KELLY, OPRAH WINFREY,
THILO SEMMELBAUER, CYNTHIA
ELKINS, PHILIPPE J. AMOUYAL,
SACHA LAINOVIC, ARTAL GROUP
S.A., ARTAL INTERNATIONAL S.C.A., and ARTAL LUXEMBOURG, S.A.,

Defendants,
-and-

WW INTERNATIONAL, INC., a Virginia
Corporation,

Nominal Defendant.

TO:

ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF WW INTERNATIONAL, INC. AS OF AUGUST 19, 2021, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER ANY OF THEM, AND EACH OF THEM.

PLEASE READ ALL OF THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS OF THIS LAWSUIT. IF THE COURT APPROVES THE PROPOSED SETTLEMENT OF THIS LAWSUIT,

YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT AND RELATED MATTERS AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW IN SECTION VI).

PLEASE NOTE THAT THIS LAWSUIT IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO SEEK COMPENSATION AS A RESULT OF THE SETTLEMENT OF THIS LAWSUIT.

I.	PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you about the above-captioned shareholder derivative action (the “Action”), which is now pending in the Supreme Court of the State of New York, County of New York (the “Court”), and the case pending in the United States District Court for the Southern District of New York captioned Ransom v. Grossman, et al., Civ. Action No. 1:19-cv-09878-WHP (the “Ransom Action”), and the proposed settlement (the “Settlement”) of the Action and the Ransom Action. This Notice is being provided pursuant to the Court’s So-Ordered Scheduling Stipulation. This Notice also informs you of your right to participate in a hearing to be held before the Honorable Jennifer G. Schecter on October 19, 2021, at 11:00 a.m. on Microsoft Teams (the “Settlement Hearing”) to determine: (1) whether the Court should approve the Settlement as fair, reasonable, adequate and in the best interests of Plaintiffs, WW International, Inc. (“WW” or the “Company”) and WW’s shareholders; (2) whether to enter judgment dismissing the Action with prejudice and release all Released Parties (as defined in Section VI, below) from all Released Claims (as defined in Section VI, below); (3) whether the requirements of due process have been satisfied in connection with this Notice and the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the “Summary Notice”); and (4) if the Court approves the Settlement whether the Court should approve Plaintiffs’ Counsel’s (as defined in Section III, below) request for the Fee and Expense Amount (as defined in Section VII, below) as agreed to by the Settling Parties (as defined in Section II, below), as well as to consider such other matters as may properly come before the Court.

THE FOLLOWING RECITATIONS ARE MADE BY THE PARTIES TO THE DERIVATIVE ACTION. THE COURT HAS NOT RULED ON THE MERITS OF THE DERIVATIVE ACTION.

II.	BACKGROUND OF THE LAWSUIT

On June 4, 2019, Alex Schindler, through his counsel, made a demand on the Board of Directors of WW (the “Board”) to investigate and take action to remedy alleged false and misleading statements and omissions concerning WW’s business and future prospects; alleged improper sales of shares by Artal Group, S.A., Artal International, S.C.A., Artal Luxembourg, S.A. as well as certain Board members and executive officers based on insider information; and alleged failure of oversight of WW’s business activities and communications (the “Schindler Demand Letter”).

On June 12, 2019, John Shields made a demand on the Board similar to the Schindler Demand Letter.

On December 16, 2019, Plaintiffs Schindler and Shields, derivatively on behalf of WW, filed a complaint in this Court against Artal Group, S.A., Artal International, S.C.A., Artal Luxembourg, S.A., nominal defendant WW, and the individual defendants Steven M. Altschuler, Philippe J. Amouyal, Michael F. Colosi, Raymond Debbane, Cynthia Elkins, Jonas M. Fajgenbaum, Mindy Grossman, Nicholas P. Hotchkin, Denis F. Kelly, Sacha Lainovic, Julie Rice, Thilo Semmelbauer, Christopher J. Sobecki, and Oprah Winfrey (collectively, the “Individual Defendants”), related to the same allegations set forth in the demand letters. On June 8, 2020 the Court stayed proceedings pending a decision on the defendants’ motion to dismiss in the action captioned In re Weight Watchers International, Inc. Securities Litigation, No. 1:19-cv-02005-WHP (S.D.N.Y.) (the “Securities Action”).

On July 18, 2019, Jonathan Ransom made a demand on the Board similar to the Schindler Demand Letter. On October 25, 2019, Plaintiff Ransom filed the Ransom Action in the United States District Court for the Southern District of New York related to the same allegations set forth in his demand letter. On May 27, 2020, the court in the Ransom Action stayed proceedings pending on decision on the defendants’ motion to dismiss in the Securities Action.

On November 30, 2020, the defendants’ motion to dismiss the Securities Action was granted with prejudice, and the time for taking an appeal expired on December 30, 2020, with no appeal being taken.

The Settling Parties subsequently engaged in discussions of the terms of a potential resolution of the Action. Following those negotiations, on May 4, 2021, counsel for parties in the Action and the Ransom Action (the “Settling Parties”) reached an agreement in principle to resolve, discharge, and settle the Released Claims upon the terms and subject to the conditions set forth in the Stipulation.

III.	CLAIMS OF PLAINTIFFS AND BENEFITS OF THE SETTLEMENT

Plaintiffs Schindler, Shields and Ransom and their counsel, Robbins LLP, Law Office of Thomas G. Amon and Glancy Prongay & Murray LLP (collectively, “Plaintiffs’ Counsel”), believe that the claims asserted in the Action and the Ransom Action on behalf of WW have merit. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to continue to prosecute the Action against Artal Group, S.A., Artal International, S.C.A., Artal Luxembourg, S.A., and the Individual Defendants on behalf of WW through trial and appeals. Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action and the Ransom Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action and the Ransom Action or that may be asserted. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate, and in the best interests of Plaintiffs, WW and WW’s Shareholders (as defined in Section VI, below).

IV.	DEFENDANTS’ DENIALS OF WRONGDOING

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action and the Ransom Action. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action and the Ransom Action. Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiffs or WW have suffered damage, or that Plaintiffs or WW were harmed by the conduct alleged in the Action and the Ransom Action or that Plaintiffs or WW have any right of recovery whatsoever. Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of WW and its Shareholders.

Defendants have also taken into account the litigation costs and burden to defend the Action and the Ransom Action, as well as the uncertainty and risks inherent in any litigation, especially in complex cases like the Action and the Ransom Action. Defendants have determined that it is desirable and beneficial that the Action and the Ransom Action and all of the Settling Parties’ disputes relating thereto be fully and finally settled in a manner and upon the terms and conditions set forth in the Stipulation. WW, through its Board, has determined that the Settlement set forth in the Stipulation provides a substantial benefit to the Company and its Shareholders and that it is fair, reasonable and adequate and in the best interests of the Company and its Shareholders. Neither the Stipulation nor the Settlement shall be construed, either in whole or in part, as evidence, or an admission or concession on the part of Defendants or any Released Parties, of any fault or liability.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS’ CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

V.	TERMS OF THE PROPOSED SETTLEMENT

As valuable consideration for this Settlement, which WW agrees was brought about by the efforts of Plaintiffs and Plaintiffs’ Counsel, WW through its Board shall implement and maintain the operational and corporate governance changes set forth below for a period of no less than three (3) years. In addition, the Board, exercising its independent business judgment, has determined that the Settlement confers substantial benefit and is in the best interests of WW and its Shareholders.

WW will enact an “Incentive Compensation Clawback Policy” allowing the Compensation Committee to the extent practicable, and as permitted by and consistent with applicable law to determine, in its discretion, whether to seek to recover or cancel the difference between: (i) any Incentive Compensation paid, granted, vested, settled or accrued based on the belief that the Company or a segment of the Company had met or exceeded performance targets that would not have been met had the financial information been accurate; and (ii) the Incentive Compensation in which the Covered Employees would have been paid or awarded based on the accurate financial information or restated results. The Incentive Compensation Clawback Policy will also allow the Compensation Committee, if it determines in its discretion that a Covered Employee has engaged in any Detrimental Activity (as defined in the policy), in its sole discretion, to provide for one or more of the following: (i) cancellation of any or all of such Covered Employee’s Incentive Compensation; or (ii) forfeiture by the Covered Employee of any gain realized on the vesting or exercise of or of any payment in connection with any Incentive Compensation to the extent permitted by law. It is understood and agreed that the Company will adopt such a policy that reflects the foregoing terms, the final form of which will be subject to Board approval.

“Covered Employees” means collectively all current and former officers (as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended) of the Company and any other current and former employee of the Company and its subsidiaries designated by the Board or the Committee from time to time by notice to the employee.

“Incentive Compensation” means annual performance bonuses and long-term incentive awards (in each case, including cash, stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units or other equity-based awards) paid, granted, vested, settled, or accrued.

WW will also modify its Amended and Restated Securities Trading Policy (as adopted by the Board of Directors effective September 29, 2019) (the “Securities Trading Policy”) to re-title Section 2 as “Directors, Officers and Other Designated Managers and Employees.” WW will apply Section 2 to all corporate employees across the globe. In conjunction with the broadened application of Section 2 of the Securities Trading Policy, WW will institute an expanded training campaign regarding the requirements of the Securities Trading Policy as part of its training on WW’s Code of Business Conduct and Ethics. The training will be mandatory. WW will maintain records of written requests for trading approval from the additional corporate employees covered by Section 2 of the Securities Trading Policy and the Legal Department’s written responses to each request.

VI.	RELEASES

If the Settlement in the Action is approved by the Court, then upon the Effective Date (as defined below and in the Stipulation) of the Settlement, WW, Plaintiffs (acting derivatively on behalf of WW), and each of WW’s Shareholders (the “Releasing Persons”) shall have, and by operation of the Order and Final Judgment (as defined below), shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims (as defined below) against the Released Parties (as defined below), and each shall permanently be enjoined from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claim, either directly, representatively, derivatively, or in any capacity, against any of the Released Parties. Upon the Effective Date of the Settlement, each of the Released Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Ransom Action (so long as it is also dismissed with prejudice) or the Released Claims (except for claims by the parties to enforce the Settlement).

The releases extend to claims that any of the Releasing Persons do not know or suspect exist in his, her, or its favor at the time of the release of the Released Claims, which if known might have affected the decision to enter into this Settlement (“Unknown Claims”). In granting the releases herein, the Settling Parties have acknowledged that they have read and understand California Civil Code § 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, the Settling Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, international or foreign law, which is similar, comparable or equivalent to California Civil Code § 1542.

The Settling Parties may hereafter discover facts in addition to or different from those that he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Settling Party shall expressly settle and release, and each WW Shareholder shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

*	* *

The following definitions apply to this Notice:

(1) “Effective Date” means the date upon which the Settlement contemplated by the Stipulation shall become effective pursuant to ¶ 5.1 of the Stipulation.

(2) “Order and Final Judgment” means an order by the Court finally approving the settlement as fair, adequate and reasonable, substantially in the form attached to the Stipulation as Exhibit D.

(3) “Released Claims” means any and all claims, demands, losses, actions, obligations, duties, judgments, costs, expenses, rights, liabilities, accountings, matters, issues, suits and causes of action of every kind, nature and description whatsoever for damages, injunctive relief, or any other remedies, known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims, to the date of the entry of the Order and Final Judgment that have been asserted, could have been asserted, or in the future could or might be asserted in any forum, court, tribunal, or proceeding (including the Action and the Ransom Action) by Plaintiffs, WW or any WW Shareholder derivatively on behalf of WW against any of the Released Parties (but excluding any claims to enforce the terms of the Settlement). Released Claims shall not include the right to enforce in the Court the terms of the Stipulation or any right of WW against any insurer with respect to any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement.

(4) “Released Parties” means WW, Artal Group, S.A., Artal International, S.C.A., Artal Luxembourg, S.A., and the Individual Defendants, and each of their respective past, present, or future directors, managing directors, officers, employers, employees, partnerships, partners, members, limited liability companies, principals, agents, insurers, co-insurers, excess insurers, reinsurers, controlling persons, stockholders, attorneys, accountants, auditors, advisors, banks or investment banks, bankers, consultants, trustees, financial or other advisors, underwriters, lenders, analysts, associates, personal or legal representatives, predecessors, successors, affiliates, parents, subsidiaries, divisions, joint ventures, related or affiliated entities, assigns, spouses, heirs, executors, estates, or administrators, any entity in which these individuals and/or member(s) of his family or any of the Defendants has an interest, any members of their immediate families, or any trust of which any Individual Defendant is the settlor or which is for the benefit of them and/or any member(s) of his family. “Released Party” means, individually, any of the Released Parties.

(5) “Settlement” means the settlement and compromise of the Action and the Ransom Action as provided for in the Stipulation.

(6) “Shareholder(s)” means any holder of record or beneficial holder of WW common stock as of August 19, 2021.

(7) “Unknown Claims” means any of the Released Claims, which any Settling Party or Released Party does not know or suspect to exist on behalf of WW or in his, her or its favor at the time of the release of the Released Parties, and which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to object to this Settlement.

VII.	ATTORNEYS’ FEES AND EXPENSES

After reaching agreement on the material terms of the Settlement, Simpson Thacher & Bartlett LLP (“Defendants’ Counsel”) and Plaintiffs’ Counsel engaged in arm’s-length negotiations regarding attorneys’ fees to be paid to Plaintiffs’ Counsel in consideration of their efforts in securing the Settlement consideration for the benefit of WW. The Settling Parties have agreed to a payment of attorneys’ fees and expenses, inclusive, in the amount of $295,000.00 to be paid or caused to be paid by WW, subject to Court approval (the “Fee and Expense Amount”). The Settling Parties intend the Fee and Expense Amount finally approved by the Court to constitute full and complete compensation for the services provided by Plaintiffs’ Counsel in connection with the prosecution and settlement of this Action and the services provided by counsel for Mr. Ransom in the Ransom Action.

The Fee and Expense Amount shall be paid to an account designated by Plaintiffs’ Counsel within fifteen (15) business days after the entry of the So-Ordered Scheduling Stipulation, notwithstanding any objection, subject to Plaintiffs’ Counsel’s obligation to refund or repay within fifteen (15) business days any amounts paid plus any interest earned thereon if any, if for any reasons, including any further Order of the Court, appeal, further proceedings on remand, or successful collateral attack, the amount granted is overturned or reduced. Any failure of the Court to approve the amount of such fees and reimbursement of expenses shall not affect the validity of the terms of the Settlement or preclude the Order and Final Judgment from becoming final.

VIII.	THE SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing to be held on Microsoft Teams before the Honorable Jennifer G. Schecter on October 19, 2021, at 11:00 a.m. to determine: (1) whether the Court should approve the Settlement as fair, reasonable, adequate and in the best interests of Plaintiffs, WW and WW’s Shareholders; (2) whether to enter judgment dismissing the Action with prejudice and release all Released Parties from all Released Claims; (3) whether the requirements of due process have been satisfied in connection with this Notice and the Summary Notice; and (4) if the Court approves the Settlement whether the Court should approve Plaintiffs’ Counsel’s request for the Fee and Expense Amount and Service Awards as agreed to by the Settling Parties, as well as to consider such other matters as may properly come before the Court.

The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to WW’s Shareholders, and retains jurisdiction to consider all further applications arising out of or connected with any WW Shareholder’s derivative rights and this Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to WW’s Shareholders.

If the Settlement is approved by the Court following the Settlement Hearing as fair, reasonable, adequate and in the best interests of Plaintiffs, WW, and WW’s Shareholders, the Court shall enter the Order and Final Judgment which will, among other things: (1) determine that the requirements of due process have been satisfied in connection with the Notice and Summary Notice provided to WW’s Shareholders; (2) approve the Settlement as fair, reasonable, adequate and in the best interests of Plaintiffs, WW, and WW’s Shareholders; (3) dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as provided in the Stipulation, and approve the release of Defendants or any other of the Released Parties from the Released Claims; and (4) determine any payment of attorneys’ fees and reimbursement of expenses incurred by Plaintiffs’ Counsel as provided for in Section VII, above.

IX.	YOUR RIGHT TO OBJECT

CURRENT COMPANY SHAREHOLDERS WHO HAVE NO OBJECTION TO THE PROPOSED SETTLEMENT NEED NOT TAKE ANY FURTHER ACTION. Any record or beneficial shareholder of WW as of August 19, 2021 who objects to the Settlement, the Order and Final Judgment proposed to be entered, or Plaintiffs’ Counsel’s requested Fee and Expense Amount, or who otherwise wishes to be heard or observe the Settlement Hearing may appear, in person or by attorney, at the Settlement Hearing and present argument that may be proper and relevant concerning why the proposed Settlement should not be approved as fair, reasonable and adequate; why an Order and Final Judgment should not be entered thereon; or why the Fee and Expense Amount should not be approved; provided however, that unless otherwise ordered by the Court, no WW Shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the proposed Settlement, the Fee and Expense Amount to be paid to Plaintiffs’ Counsel, or, if approved, the Order and Final Judgment to be entered thereon approving the same, and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless, at least by October 5, 2021: (a) a written notice of intention to appear electronically; (b) evidence proving current ownership of WW common stock, including the number of shares of WW common stock and the date of purchase; (c) a statement of such shareholder’s objection to any matters before the Court; and (d) the grounds for such objections and/or the reasons that such Person desires to appear electronically and be heard as well as all documents and writings such Person desires the Court to consider shall have been filed with the Clerk of Court (60 Centre St., Courtroom 626, New York, New York 10007) and on or before such filing shall be served by overnight mail or hand delivery upon the following counsel:

Craig W. Smith		Lynn K. Neuner
Robbins LLP	and	Simpson Thacher & Bartlett LLP
5040 Shoreham Place		425 Lexington Avenue
San Diego, California 92122		New York, New York 10017

Counsel for Plaintiffs		Counsel for Defendants

Unless the Court directs otherwise, any WW Shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Amount, unless otherwise ordered by the Court, but shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given. Any WW Shareholder who wants to observe or participate in the Settlement Hearing shall email the Court (mrand@nycourts.gov) to request to be added to the Microsoft Teams invitation, which will also have a telephone dial-in option.

X.	FURTHER INFORMATION

This Notice contains only a summary of the terms of the proposed Settlement. For more details about the matters involved in the Action, you may inspect the case files in the Office of the Clerk of Court, Supreme Court of New York, County of New York, 60 Centre St., New York, New York 10007, during regular business hours.

Any other inquiries regarding the Action should be addressed in the first instance to Plaintiffs’ Counsel:

Craig W. Smith

Robbins LLP

5040 Shoreham Place

San Diego, California 92122

Telephone: (619) 525-3991

Matthew M. Houston

Glancy Prongay & Murray LLP

712 Fifth Avenue, 31st Floor

New York, New York 10019

Telephone: (212) 935-7400

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK OF THE COURT REGARDING THIS NOTICE.

Dated: September 2, 2021